EXHIBIT 24.1

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of Julie A. Steinhagen, Lisa R. Lundsten and Diane M. Wold as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Funding Mortgage Securities II, Inc.), to sign this Registration Statement on Form S-3 (including any Pre-effective amendments) and any or all amendments thereto (including post-effective amendments) of Residential Funding Mortgage Securities II, Inc. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                        TITLE                               DATE

/s/ Bruce J. Paradis      Director, President and Chief       October 31, 2003
Bruce J. Paradis          Executive Officer
                          (Principal Executive Officer)

/s/ Davee L. Olson        Director and Chief Financial        October 31, 2003
Davee L. Olson            Officer (Principal Financial
                          Officer)


/s/ Jack R. Katzmark      Controller (Principal               October 31, 2003
Jack R. Katzmark          Accounting Officer)


/s/ David C. Walker       Director                            October 31, 2003
David C. Walker